UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 13, 2005


                     American Home Mortgage Investment Corp.
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             (Exact Name of Registrant as Specified in Its Charter)


            Maryland                  001-31916             20-0103914
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  (State or Other Jurisdiction       (Commission        (I.R.S.  Employer
        of Incorporation)            File Number)       Identification No.)


538 Broadhollow Road, Melville, New York                       11747
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:           (516) 949-3900
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On May 13, 2005, American Home Mortgage Investment Corp. (the "Company") announced that it had completed the sale of $50 million of floating rate trust preferred securities (the "Trust Preferred Securities") through Baylis Trust I (the "Trust"), a newly-formed statutory trust organized under the laws of the State of Delaware and a wholly owned subsidiary of the Company. A copy of the press release is attached hereto as Exhibit 99.1. The Trust Preferred Securities mature on March 30, 2035, are redeemable at the Company's option at par plus accrued and unpaid distributions beginning March 30, 2010, and require quarterly distributions by the Trust to the holders of the Trust Preferred Securities. Interest will be payable at a variable per annum rate of interest, reset quarterly, equal to the London Interbank Offered Rate (LIBOR) plus 3.00%. The terms of the Trust Preferred Securities are governed by an Amended and Restated Trust Agreement (the "Trust Agreement"), dated May 13, 2005, among Chase Bank USA, National Association, as Delaware trustee, JPMorgan Chase Bank, National Association, as property trustee, the Company, as depositor, the administrative trustees named therein and the holders of the Trust Preferred Securities from time to time. A copy of the Trust Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

      The Trust simultaneously issued 1,550 common securities of the Trust (the "Common Securities"), constituting all of the issued and outstanding common securities of the Trust, to the Company for a purchase price of $1,550,000. The Trust used the net proceeds from the sale of the Trust Preferred Securities and the Common Securities to purchase junior subordinated debt securities, due March 30, 2035, in the principal amount of $51,550,000 issued by the Company (the "Notes"). The net proceeds to the Company from the sale of the Notes to the Trust will be used by the Company for retirement of other indebtedness. The Trust Preferred Securities were purchased pursuant to a Purchase Agreement (the "Purchase Agreement"), dated May 13, 2005, among the Company, Baylis Trust I and Merrill Lynch International. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

      The Notes were issued pursuant to a Junior Subordinated Indenture (the "Indenture"), dated as of May 13, 2005, by and between the Company and JPMorgan Chase Bank, National Association, as trustee. The terms of the Notes are substantially the same as the terms of the Trust Preferred Securities. The Indenture permits the Company to redeem the Notes (and thus a like amount of the Trust Preferred Securities) on or after March 30, 2010. If the Company redeems any amount of the Notes, the Trust must redeem a like amount of the Trust Preferred Securities. A copy of the Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

      None of the Trust Preferred Securities, the Common Securities or the Notes have been registered under the Securities Act of 1933, as amended, or applicable state securities laws and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See the description contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

4.1 Amended and Restated Trust Agreement, dated May 13, 2005, among Chase Bank USA, National Association, as Delaware trustee, JPMorgan Chase Bank, National Association, as property trustee, the Company, as depositor, the administrative trustees named therein and the holders from time to time.

4.2 Junior Subordinated Indenture, dated as of May 13, 2005, by and between the Company and JPMorgan Chase Bank, National Association, as trustee.

10.1 Purchase Agreement, dated May 13, 2005, among the Company, Baylis Trust I and Merrill Lynch International.

99.1 Press Release, dated May 13, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 19, 2005                    AMERICAN HOME MORTGAGE INVESTMENT CORP.


                                       By:  /s/ Alan B. Horn
                                          ------------------------------------
                                          Name:  Alan B. Horn
                                          Title: Executive Vice President and
                                                 General Counsel

                                  EXHIBIT INDEX


EXHIBIT NUMBER                        DESCRIPTION
--------------                        -----------

      4.1 Amended and Restated Trust Agreement, dated May 13, 2005, among Chase Bank USA, National Association, as Delaware trustee, JPMorgan Chase Bank, National Association, as property trustee, American Home Mortgage Investment Corp., as depositor, the administrative trustees named therein and the holders from time to time.

      4.2 Junior Subordinated Indenture, dated as of May 13, 2005, by and between American Home Mortgage Investment Corp. and JPMorgan Chase Bank, National Association, as trustee.

     10.1 Purchase Agreement, dated May 13, 2005, among American Home Mortgage Investment Corp., Baylis Trust I and Merrill Lynch International.

     99.1           Press Release, dated May 13, 2005.